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                                                                  Exhibit 2.2(A)

Schedules to the Asset Purchase Agreement dated as of August 23, 2002 among Burns Philp Food Inc., Burns Philp Food Limited and Vinegar Corp.

  Schedule 1.02(a)(iii)  Transferred Equipment

  Schedule 1.02(a)(x)    Excluded Records

  Schedule 1.02(b)(xi)   Corporate-Level Services

  Schedule 1.04(b)(x)    Certain Retained Environmental Liabilities

  Schedule 2.03(a)       Differences in Accounting Policies and Principles

  Schedule 3.03(a)       No Conflicts or Violations

  Schedule 3.03(b)       Filings, Compliance and Notification

  Schedule 3.04(a)       Financial Statements

  Schedule 3.04(b)       Financial Statement Preparation

  Schedule 3.05(a)       Liens

  Schedule 3.05(b)       Seller as Lessee with regard to Leases

  Schedule 3.05(c)       Seller as Lessee with regard to Leased Real Property

  Schedule 3.06(a)       Real Property

  Schedule 3.06(b)       Written Notice of Real Property Violations

  Schedule 3.06(d)       Invalid Leases

  Schedule 3.08(a)       Contracts

  Schedule 3.08(b)       Invalid Contracts

  Schedule 3.08(c)       Performance of Material Obligations and Default

  Schedule 3.09          Permits

  Schedule 3.10(a)       Proceedings

  Schedule 3.10(b)       Judgments

  Schedule 3.11          Seller Benefit Plans

  Schedule 3.12          Absence of Changes or Events

  Schedule 3.13          Compliance with Applicable Laws

  Schedule 3.17          Employee and Labor Matters

  Schedule 4.03          No Conflicts or Violations; No Consents or Approval
                         Required
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  Schedule 4.05          Commitment Letters

  Schedule 5.01          Covenants Relating to the Conduct of Business

  Schedule 6.01(k)       Material Consents